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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BLAST RESOURCES INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number)   Identification No.)
incorporation or
organization)

                              Blast Resources Inc.
                           Michael Mulberry, President
                          165 La Rose Avenue, Suite 717
                               Etobicoke, Ontario
                                 Canada M9P 3S9
                            Telephone: (778) 227-6482
                            Facsimile: (416) 368-2635
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd, Suite 300
                            Las Vegas, Nevada, 89128
                             Telephone: 702-562-4091
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
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Common Stock    $ 327,000         $0.10         $    327,000  $38.49
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(1) Based on the last sales price on August 31, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated February 10, 2005

                                   PROSPECTUS
                              BLAST RESOURCES INC.
                                3,270,000 SHARES
                                  COMMON STOCK
                              ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: February 10, 2005

                                Table Of Contents
                                                              PAGE
Summary .......................................................  4
Risk Factors ..................................................  5
  -  If we do not obtain additional financing, our business
     will fail ................................................  5
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  6
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  6
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on the Garnet Creek Property, we may not be able to
     successfully obtain commercial production ................  7
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ......................................  7
  - Because our directors own 60.46% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders ......... 7
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  7
  -  Because management has no technical experience in mineral exploration, our business has a high risk of failure......  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock ....................................  8
Use of Proceeds ...............................................  9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Securityholders .......................................  9
Plan of Distribution .......................................... 12
Legal Proceedings ............................................. 13
Directors, Executive Officers, Promoters and Control Persons.. 13 Security Ownership of Certain Beneficial Owners and Management 15
Description of Securities ..................................... 15
Interest of Named Experts and Counsel ......................... 16
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 17
Organization Within Last Five Years ........................... 17
Description of Business ....................................... 17
Plan of Operations ............................................ 22
Description of Property ....................................... 23
Certain Relationships and Related Transactions ................ 23
Market for Common Equity and Related Stockholder Matters ...... 23
Executive Compensation ........................................ 24
Financial Statements .......................................... 25
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................... 38

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Garnet
Creek property located in the New Westminster Mining Division of British Columbia, Canada. We acquired a 100% interest in the six mineral claims comprising the Garnet Creek property from Carolyn A. Sullivan by issuing 350,000 shares of our common stock to her.

Our objective is to conduct mineral exploration activities on the property in order to assess whether it possesses economic reserves of copper and nickel. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on June 8, 2004, under the laws of the state of Nevada. Our principal offices are located at 165 La Rose Avenue, Suite 717, Etobicoke, Ontario, Canada. Our telephone number is (778)227-6482.

The Offering:

Securities Being Offered     Up to 3,270,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The  selling  shareholders will determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             3,270,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             8,270,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus.  All
                            of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from the sale of
                             the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet
                           September 30, 2004

Cash                                            $28,847
Total Assets                                    $28,847
Liabilities                                      $6,218
Total Stockholders' Equity                      $22,629

Statement of Operations

                  From Incorporation on
             June 8, 2004 to September 30, 2004

Revenue                   $     0
Net Loss and Deficit      ($9,671)

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Garnet Creek property, and therefore we will need to obtain additional financing in order to complete our business plan. As of February 10, 2005, we had cash in the amount of $25,431. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration of the Garnet Creek property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Garnet Creek property are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper and nickel, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Garnet Creek property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Garnet Creek property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 8, 2004 and to date have been involved primarily in organizational activities and the acquisition of the option in the mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Garnet Creek property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper and nickel is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Garnet Creek property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended September 30, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE  WE  HAVE  NOT  SURVEYED  THE  GARNET  CREEK  CLAIMS,  WE  MAY  DISCOVER
MINERALIZATION ON THE PROPERTY THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES AND THEREFORE, CANNOT BE EXTRACTED.

Until the Garnet Creek claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claims boundaries, it is possible that some or all of this mineralization may occur outside surveyed boundaries. In such a case, we would not have the right to extract these minerals.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE GARNET CREEK PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Garnet Creek property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper and nickel of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Garnet Creek property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS  OWN 60.46% OF OUR  OUTSTANDING  COMMON STOCK,  THEY COULD
MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 60.46% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Michael Mulberry only spends approximately 15% of his business time providing his services to us. While Mr. Mulberry presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Mulberry from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,270,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral property purchase agreement. The shares include the following:

1. 1,800,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 23, 2004;

2. 350,000 shares of our common stock that we issued to the vendor of the Garnet Creek property on August 25, 2004. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933;

3. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 26, 2004;

4. 120,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 31, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.


                                   Total Number
                                   Of Shares To    Total Shares  Percentage of
                                   Be Offered For  to Be Owned   Shares owned
Name Of             Shares Owned   Selling         Upon          Upon
Selling             Prior To This  Shareholders    Completion Of Completion of
Stockholder         Offering       Account         This Offering This Offering
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Robert Godun           350,000        350,000        Nil          Nil
353 Ashley Crescent, SE
Calgary, Alberta

Barbara Godun          350,000        100,000        Nil          Nil
353 Ashley Crescent, SE
Calgary, Alberta

Carolyn Sullivan       350,000        350,000        Nil          Nil
767 Appleyard Court
Port Moody, BC

John A. Reimert        300,000        300,000        Nil          Nil
10620 Oakmour Way, SW
Calgary, Alberta

William Beattie        300,000        300,000        Nil          Nil
9420 Abbott Place, SE
Calgary, Alberta

Kathleen Crawford      250,000        250,000        Nil          Nil
110 Fredson Drive, SE
Calgary, Alberta

Kathryn Powys-Lybbe    250,000        250,000        Nil          Nil
10620 Oakmour Way, SW
Calgary, Alberta

                                   Total Number
                                   Of Shares To    Total Shares  Percentage of
                                   Be Offered For  to Be Owned   Shares owned
Name Of             Shares Owned   Selling         Upon          Upon
Selling             Prior To This  Shareholders    Completion Of Completion of
Stockholder         Offering       Account         This Offering This Offering
-------------------------------------------------------------------------------

Diana Got              150,000        150,000        Nil          Nil
236 Parkside Court
Port Moody, BC

Nami Fuji              125,000        125,000        Nil          Nil
677 E 7th Avenue, Ste 312
Vancouver, BC

Christine Taylor       125,000        125,000        Nil          Nil
215 86th Ave, SE, Ste 536
Calgary, Alberta

Patricia Cullen        125,000        125,000        Nil          Nil
9420 Abbot Place, SE
Calgary, Alberta

William Dingwall       100,000        100,000        Nil          Nil
677 E 7th Avenue, Suite 101
Vancouver, BC

Robert Sotham          100,000        100,000        Nil          Nil
236 Parkside Court
Port Moody, BC

Dennis Dolynski         75,000         75,000        Nil          Nil
5421 Killarney St, Ste 1
Vancouver, BC

Frank Charbonneau       75,000         75,000        Nil          Nil
7428 19th Avenue, Ste 103
Burnaby, BC

John Hugh McGillivray   75,000         75,000        Nil          Nil
2386 Parker Street
Vancouver, BC

Jeffery St. Eloi        50,000         50,000        Nil          Nil
266 East 7th Avenue
Vancouver, BC

Kelly Tofte            100,000         12,500        Nil          Nil
7955 122 Street, Ste 78
Surrey, BC

Frank Sadanand          12,500         12,500        Nil          Nil
588 Broughton St, Ste 2307
Vancouver, BC

Dave Atherton            7,500          7,500        Nil          Nil
412 East 34th Avenue
Vancouver, BC

Keith Hoffman            7,500          7,500        Nil          Nil
3400 SE Marine Drive
Vancouver, BC

                                   Total Number
                                   Of Shares To    Total Shares  Percentage of
                                   Be Offered For  to Be Owned   Shares owned
Name Of             Shares Owned   Selling         Upon          Upon
Selling             Prior To This  Shareholders    Completion Of Completion of
Stockholder         Offering       Account         This Offering This Offering
-------------------------------------------------------------------------------

Brendan McRoberts        5,000          5,000        Nil          Nil
7055 Blake St, Ste 37
Vancouver, B.C.

David J. Derech         15,000          15,000       Nil          Nil
112 Fredson Drive, SE
Calgary, Alberta

Randy Folkman           15,000          15,000       Nil          Nil
227 Coachwood Crescent, SW
Calgary, Alberta

Donna Grant             10,000          10,000       Nil          Nil
248 Haddon Road, SW
Calgary, Alberta

William B. Grant        10,000          10,000       Nil          Nil
248 Haddon Road, SW
Calgary, Alberta

Tony Cashin             10,000          10,000       Nil          Nil
144 Deerfield Circle, SE
Calgary, Alberta

Dean A. Leman           10,000          10,000       Nil          Nil
1631 16th Street, SE
Calgary, Alberta

Karen Folkman            5,000           5,000       Nil          Nil
227 Coachwood Crescent, SW
Calgary, Alberta

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,270,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $15,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd, Suite 300, Las Vegas, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Michael Mulberry                 39
Edward Gresko                    63

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Michael Mulberry                 39             President and Chief
                                                Executive Officer and
                                                Secretary

Edward Gresko                    63             Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Michael Mulberry has acted as our President, chief executive officer, secretary, and as a director since our incorporation on June 8, 2004. Mr. Mulberry has acted as president and a director of World Organics Inc., an Alberta and British Columbia reporting company that was involved in the development of a multisports and entertainment centre in Ontario. From February 1999 to February 2001, Mr. Mulberry acted as president, secretary and a director of Return Assured Inc., United States reporting company involved in the custom design, assembly and sale of personal computers, related technology, technical furniture and workstations. Mr. Mulberry does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Mulberry intends to devote approximately 15% of his business time to our affairs.

Mr. Edward Gresko has acted as our treasurer and as a director since our incorporation on June 8, 2004. Mr. Gresko has acted as the president and a director of Stina Resources Inc. since January 1992. Stina Resources Inc. is involved in the exploration of mineral properties located in the United States.

Mr. Gresko does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Gresko intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Michael Mulberry                  2,500,000      30.23%
Stock          President, Chief
               Executive Officer,
               Secretary and a Director
               962 Taylor Way
               West Vancouver, B.C., Canada

Common         Edward Gresko                     2,500,000      30.23%
Stock          Treasurer and Director
               165 La Rose Avenue, Suite 717
               Etobicoke, Ontario, Canada

Common         All officers and directors        5,000,000      60.46%
Stock          as a group that consists of       shares
               two people

The percent of class is based on 8,270,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of February 10, 2005, there were 8,270,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Craig J. Shaber has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on June 8, 2004 under the laws of the state of Nevada. On that date, Michael Mulberry and Edward Gresko were appointed as our directors. As well, Mr. Mulberry was appointed as our president, secretary and chief executive officer, while Mr. Gresko was appointed as our treasurer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% beneficial interest in six mineral claims collectively known as the Garnet Creek property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Garnet Creek claims. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Garnet Creek property in order to ascertain whether it possesses economic quantities of copper and nickel. There can be no assurance that an economic mineral deposit exists on the Garnet Creek property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Garnet Creek property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Garnet Creek Property Option Agreement

On August 24, 2004, we entered into a mineral property purchase and sale agreement with Carolyn A. Sullivan of Port Moody, British Columbia, whereby she sold to us a 100% undivided right, title and interest in a total of six mineral claims located in the New Westminster Mining Division of British Columbia. We acquired a 100% interest in these claims by issuing her a total of 350,000 common shares in our capital at an aggregate deemed price of $3,500.

Description, Location and Access

The Garnet Creek claims are located in the New Westminster Mining Division, east of Harrison Lake and northwest of the town of Hope in southwestern British Columbia. Access to the property is from well maintained logging roads on the south side. The area has been permitted for mining in the past and a major power line passes by the claims. The claims may be accessed by four-wheel drive vehicle.

Topography on the Garnet Creek property is rugged, rising from Harrison Lake at under 200 meters elevation to the top of Settler Peak at over 1,800 meters. The valleys are steep sided coastal alpine mountain type with typical rain forest vegetation of the coastal ranges of British Columbia. There is a mix of cedar, hemlock and spruce trees on the property. Alder, willow and cottonwood are found on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes predominating.

Climate is also typical of the lower mainland area of British Columbia and is such that the lower and middle elevations will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles. Snow cover can accumulate to two meters during the winter.

All the major river drainages flow year round, as do many subsidiary creeks. Harrison Lake is an active logging region with plenty of heavy equipment and operators available for hire. Most live in the nearby towns of Harrison, Agassiz, Mission, Chilliwack and Hope. These population centers total almost 50,000 people within a one hour drive of the Garnet Creek property and provide all required amenities. Drilling companies are present in communities nearby while assay facilities are located in Vancouver.

Title to the Garnet Creek Property

The Garnet Creek property consists of six mineral claims comprising 500 acres. A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. The vendor of the Garnet Creek claims, Carolyn A. Sullivan, has provided us with the necessary title documents necessary to register the claims in our name.

Claims details are as follows:


Claim Name          Claim Number    Date of Staking    Expiry Date

 Garn 1         411676        June 24, 2004     June 24, 2005
 Garn 2         411677        June 24, 2004     June 24, 2005
 Garn 3         411678        June 24, 2004     June 24, 2005
 Garn 4         411679        June 24, 2004     June 24, 2005
 Garn 5         411680        June 24, 2004     June 24, 2005
 Garn 6         411681        June 24, 2004     June 24, 2005

In order to extend the expiry date relating to each claim by one year, we must spend at least $100 on the exploration of each claim by June 24, 2005. Thereafter, we must spend at least $200 per year on the exploration of each claim in order to extend the expiry date by a year.

Mineralization

Exposed rocks on the surface of the Garnet Creek property indicate the presence of sulphide minerals, principally pyrrhotite, as well as a complex sequence of intrusives and ultramafic dykes.

Sulphide minerals are, by definition, a compound of sulphur and another element, such as iron. They are often found in proximity to mineral deposits. Phyrrohtite is an example of a sulphide mineral. It is bronze in color and is iron-based. Phyrrohtite is often associated with the presence of nickel.

Intrusives and ultramafic dykes are bodies of rock that are formed when molten rock seeps, settles and hardens in the cracks of pre-existing, solid rock. The molten rock tends to carry a greater amount of the minerals that we are seeking, namely copper and nickel.

Exploration History

No exploration has been conducted on the Garnet Creek property in the past 25 years. Details of this previous exploration work are not documented.

We retained Mr. Glen Macdonald to conduct an initial investigation of the surface rocks contained on the property. He indicates that the Garnet Creek property contains rock types that would be typically found with copper and nickel mineralization.

Geological Assessment Report: Garnet Creek Property

We retained Mr. Glen Macdonald, a professional geologist, to complete an initial evaluation of the Garnet Creek property and to prepare a geology report on claims. Based on his review of the Garnet Creek property, Mr. Macdonald concludes that the Garnet Creek property warrants further exploration, given the discovery of rock types on the property that are typically found in connection with significant grades of copper and nickel mineralization.

Mr. Macdonald recommends an initial exploration program consisting of two phases:


Phase I would consist of geological mapping and sampling. Sampling involves collecting soil samples or pieces of rock that appear to contain metals such as copper and nickel. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content. Geological mapping involves plotting data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Phase II would consist of detailed, follow-up sampling of significant property areas identified from phase I exploration.

Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One

Senior geologist (four days at $500 each):       $2,000.00
Geological technician (four days at $250 each):  $1,000.00
Vehicle:                                           $340.00
Fuel, food, supplies:                              $800.00
Assays:                                            $300.00
Report:                                            $500.00
Filing fees:                                        $60.00

Total Phase I Costs:                             $5,000.00


Phase Two

Follow-up geochemical and detailed sampling:     $3,000.00
Assays:                                          $1,500.00
Contingency:                                       $500.00

Total Phase II Costs:                            $5,000.00


Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -       Water discharge will have to meet water standards;

         - Dust generation will have to be minimal or otherwise re-mediated;

         - Dumping of material on the surface will have to be re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Garnet Creek property consisting of geological mapping and sampling. We anticipate that these exploration programs will cost approximately $5,000 each. To date, we have not commenced exploration on the Garnet Creek property.

We plan to commence the phase one exploration program on the Garnet Creek property in spring of 2005, as soon as weather conditions in the area permit. The program should take approximately up to a one month to complete. We will then undertake the phase two work program during the late summer of 2005. This program will also take approximately one month to complete.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $20,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $30,000.

While we have enough funds to complete the phase I and II exploration programs on the Garnet Creek property, we will require additional funding in order to cover anticipated administrative expenses over the next 12 months. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through September 30, 2004

We have not earned any revenues from our incorporation on June 8, 2004 to September 30, 2004. We do not anticipate earning revenues unless we enter into commercial production on the Garnet Creek property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $9,671 for the period from our inception on June 8, 2004 to September 30, 2004. These operating expenses were comprised of accounting and audit fees of $4,142, mineral property costs of $3,500, organization costs of $1,500, legal fees of $500 and bank charges of $29.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own the mineral exploration rights relating to the six mineral claims comprising the Garnet Creek property. We do not own any real property interest in the Garnet Creek property or any other property.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  * Any of our directors or officers;
  * Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  * Our sole promoter, Michael Mulberry;
  * Any member of the immediate family of any of the foregoing persons.

During the period ended September 30, 2004, Mr. Gresko, one of our directors, advanced $76 to us in connection with the opening of our corporate bank account. This amount is unsecured, non-interest bearing and payable upon demand.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  31  registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after August 23, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 82,700 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended September 30, 2004 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                           Other  Restricted Options/ LTIP Other
                                                     Stock  * SARs  payouts Comp
Name       Title    Year   Salary   Bonus   Comp.   Awarded     (#)      ($)
--------------------------------------------------------------------------------
Michael     Pres.    2004     $0      0       0        0          0      0
Mulberry    CEO
            Sec. &
            Dir.

Edward      Treas.   2004     $0      0       0        0          0      0
Gresko

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Mulberry or Mr. Gresko any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending September 30, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

                              BLAST RESOURCES INC.

                        (A Pre-exploration Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                               September 30, 2004

                             (Stated in US Dollars)
                             ----------------------

TERRY AMISANO LTD.                                                AMISANO HANSON
KEVIN HANSON, CA, CPA (NEVADA)                             CHARTERED ACCOUNTANTS
--------------------------------------------------------------------------------


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Blast Resources Inc.

We have audited the accompanying balance sheet of Blast Resources Inc. (A Pre-exploration Stage Company) as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for period from June 8, 2004 (Date of Incorporation) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Blast Resources Inc. as of September 30, 2004 and the results of its operations and its cash flows for the period from June 8, 2004 (Date of Incorporation) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, Canada                                             /s/ Amisano Hanson
November 19, 2004                                         CHARTERED  ACCOUNTANTS


750 West Pender Street, Suite 604                        Telephone: 604-689-0188
Vancouver, Canada                                        Facsimile: 604-689-9773
V6C 2T7                                                  Email:amishan@telus.net

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
BALANCE SHEET
September 30, 2004
(Stated in US Dollars)
----------------------

ASSETS
------

Current
    Cash                                                                                               $      28,847
                                                                                                       =============

LIABILITIES
-----------

Current
    Accounts payable and accrued liabilities                                                           $       6,142
    Due to related party - Note 7                                                                                 76
                                                                                                       -------------

                                                                                                               6,218
                                                                                                       -------------

STOCKHOLDERS' EQUITY
--------------------

Capital stock
    Authorized:
      75,000,000 common shares, par value $0.001 per share
    Issued and outstanding:
      8,270,000 common shares                                                                                  8,270
Additional paid in capital                                                                                    24,030
Deficit accumulated during the pre-exploration stage                                                          (9,671)
                                                                                                       -------------

                                                                                                              22,629
                                                                                                       -------------
                                                                                                       $      28,847
                                                                                                       =============
Nature and Continuance of Operations - Note 1



                             SEE ACCOMPANYING NOTES

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF OPERATIONS
for the period June 8, 2004 (Date of Incorporation) to September 30, 2004 (Stated in US Dollars)
----------------------

                                                                                          June 8, 2004
                                                                                          (Date of
                                                                                          Incorporation) to
                                                                                          September 30,
                                                                                          2004
                                                                                          ----
   Expenses
       Accounting and audit fees                                                          $             4,142
       Bank charges                                                                                        29
       Mineral property cost                                                                            3,500
       Legal fees                                                                                         500
       Organization costs                                                                               1,500
                                                                                          -------------------

   Net loss for the period                                                                $            (9,671)
                                                                                          ===================

   Basic and diluted loss per share                                                       $              0.00
                                                                                          ===================

   Weighted average number of shares outstanding                                                    2,644,296
                                                                                          ===================










                             SEE ACCOMPANYING NOTES

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF CASH FLOWS
for the period June 8, 2004 (Date of Incorporation) to September 30, 2004 (Stated in US Dollars)
----------------------

                                                                                             June 8, 2004
                                                                                             (Date of
                                                                                             Incorporation) to
                                                                                             September 30,
                                                                                             2004
                                                                                             ----
  Cash Flows used in Operating Activities
      Net loss for the period                                                                $           (9,671)
      Add item not involving cash:
         Issuance of common stock for mineral property cost                                               3,500
      Adjustments to reconcile net loss to net cash
       used by operating activities
         Accounts payable and accrued liabilities                                                         6,142
                                                                                             ------------------

  Cash used in operating activities                                                                         (29)
                                                                                             ------------------

  Cash Flows from Financing Activities
      Issuance of common shares                                                                          28,800
      Due from related party                                                                                 76
                                                                                             ------------------

  Cash from financing activities                                                                         28,876
                                                                                             ------------------

  Increase in cash during the period                                                                     28,847

  Cash, beginning of the period                                                                               -
                                                                                             ------------------

  Cash, end of the period                                                                    $           28,847
                                                                                             ==================

  Supplemental disclosure of cash flow information Cash paid for:
         Interest                                                                            $                -
                                                                                             ==================

         Income taxes                                                                        $                -
                                                                                             ==================




                             SEE ACCOMPANYING NOTES

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
for the period June 8, 2004 (Date of Incorporation) to September 30, 2004 (Stated in US Dollars)
 --------------------

                                                                                          Deficit
                                                                                          Accumulated
                                                                                          During the
                                      Common Shares                      Additional       Pre-exploration
                                      -----------------------------------Paid-in
                                      Number           Par Value         Capital          Stage            Total
                                      ------           ---------         -------          ------           ------
Balance, June 8, 2004                 -                $             -   $             -  $             -  $             -

Capital stock issued for cash
 - at $0.001                                6,800,000  $         6,800                 -                -            6,800
 - at $0.01                                 1,000,000            1,000             9,000                -           10,000
 - at $0.10                                   120,000              120            11,880                -           12,000
Capital stock issued for
 mineral property cost                        350,000              350             3,150                -            3,500
Net loss for the period                             -                -                 -           (9,671)          (9,671)
                                      ---------------  ---------------   ---------------  ---------------  ---------------

Balance, September 30, 2004                 8,270,000  $         8,270   $        24,030  $        (9,671) $        22,629
                                      ===============  ===============   ===============  ===============  ===============








                             SEE ACCOMPANYING NOTES

BLAST RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2004
(Stated in US Dollars)
----------------------

Note 1        Nature and Continuance of Operations
              ------------------------------------

              The Company was incorporated in the State of Nevada on June 8, 2004 and is in the pre-exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $9,671 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

              The Company has adopted September 30 as its fiscal year-end.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------

              Basis of Presentation
              ---------------------

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial  statements  have,  in  management's  opinion,  been
              properly   prepared   within  the  framework  of  the  significant
              accounting policies summarized below:

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Pre-exploration Stage Company
              -----------------------------

              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

              Mineral Property Costs
              ----------------------

              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

              Foreign Currency Translation
              ----------------------------

              The Company's functional currency is the Canadian dollar. The Company uses the United States of America dollar as its reporting currency for consistency with the registrants of the Securities and Exchange Commission ("SEC") and in accordance with FAS No. 52.

              Assets and liabilities denominated in a foreign currency at period end are translated at the exchange rate in effect at the period end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Any gains or losses arising as a result of such translations are not included in operations, but are reported as a separate component of equity as Comprehensive Income, if applicable.

              Transactions undertaken in currencies other than the functional currency are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

              Financial Instruments
              ---------------------

              The carrying value of cash, accounts payable and accrued liabilities and due to related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Environmental Costs
              -------------------

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------

              The Company uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic and Diluted Loss Per Share
              --------------------------------

              The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

              New Accounting Standards
              ------------------------

              Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3        Mineral Property
              ----------------

              Garn Property
              -------------

              Pursuant to a mineral property purchase and sale agreement dated August 24, 2004, the Company acquired a 100% interest in the 6 unit Garn mineral claim, located in the Province of British
              Columbia, Canada by issuance of 350,000 shares of restricted common stock of the Company.

Note 4        Capital Stock
              -------------

              During the period ended September 30, 2004 the Company issued 7,920,000 common shares for cash proceeds of $28,800 and 350,000 common shares at $0.01 per share for mineral property costs at a value of $3,500.

Note 5        Deferred Tax Assets
              -------------------

              The significant components of the Company's deferred tax assets are as follows:

                                                                                       September
                                                                                       30,
                                                                                       2004
                                                                                       ---------------
             Deferred Tax Assets
               Non-capital loss carryforward                                           $          1,451
             Less:  valuation allowance for deferred tax asset                                   (1,451)
                                                                                       ----------------

                                                                                       $              -
                                                                                       ================

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 6        Corporation Income Tax Losses
              -----------------------------

              At September 30, 2004, the Company has accumulated non-capital losses totalling $9,671, which are available to reduce taxable income in future taxation years. These losses expire beginning in 2024.

Note 7        Related Party Transaction
              -------------------------

              The amount due to a related party is an advance from a director of the Company. This amount is unsecured, non-interest bearing and payable upon demand.

                         Changes In And Disagreements With Accountants on
                   Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     38.49
Transfer Agent fees                                         $  1,000.00
Accounting and auditing fees and expenses                   $  7,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  2,000.00
                                                            -----------
Total                                                       $ 15,500.00
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on August 23, 2004. The total amount received from this offering was $5,000. Of these shares, 2,500,000 were sold to Mr. Michael Mulberry and 2,500,000 were sold to Mr. Edward Gresko. Mr. Mulberry is our president, chief executive officer, secretary and a director. Mr. Gresko is our treasurer and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,800,000 shares of our common stock at a price of $0.001 per share to a total of six purchasers on August 23, 2004. The total amount received from this offering was $1,800. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                Number of Shares
      ------------------                ----------------
      Robert Godun                          350,000
      Barbara Godun                         350,000
      John Anthony Reimert                  300,000
      William Beattie                       300,000
      Kathleen Crawford                     250,000
      Kathryn Powys-Lybbe                   250,000

We issued 350,000 shares of our common stock to Ms. Carolyn A. Sullivan, the vendor of the Garnet Creek property, on August 25, 2004 pursuant to Section 4(2) of the Securities Act of 1933.

In connection with this issuance, Ms. Sullivan was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. She also represented to us that she was acquiring the shares as principal for her own account with investment intent. She also represented that she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on August 26, 2004. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                    Number of Shares
      ------------------                    ----------------
      Diana Got                             150,000
      Nami Fujii                            125,000
      Christine Taylor                      125,000
      Patricia Cullen                       125,000
      William Dingwall                      100,000
      Robert Sotham                         100,000
      Dennis Dolynski                        75,000
      Frank Charbonneau                      75,000
      John Hugh McGillivray                  75,000
      Jeffery St. Eloi                       50,000

We completed an offering of 120,000 shares of our common stock at a price of $0.10 per share to a total of twelve purchasers on August 31, 2004. The total amount received from this offering was $12,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                    Number of Shares
      ------------------                    ----------------
      Kelley Tofte                              12,500
      Frank Sadanand                            12,500
      Dave Atherton                              7,500
      Keith Hoffman                              7,500
      Brendan McRoberts                          5,000
      David J. Derech                           15,000
      Randy Folkman                             15,000
      Donna Grant                               10,000
      William B. Grant                          10,000
      Tony Cashin                               10,000
      Dean A. Leman                             10,000
      Karen Folkman                              5,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation
  3.2             Bylaws
  5.1             Legal opinion of Craig J. Shaber, LLP, with consent to use
 10.1             Mineral Property Option Agreement dated
                  August 24, 2004
 23.1             Consent of Amisano Hanson, Chartered Accountants
 99.1             Location map

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 10, 2005.

                              Blast Resources Inc.

                              By:/s/ Michael Mulberry
                              ------------------------------
                                     Michael Mulberry
                              President, Chief Executive Officer, Secretary and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Michael Mulberry    President, Chief Executive           February 10, 2005
----------------------- Officer, Secretary and Director
Michael Mulberry

/s/ Edward Gresko       Treasurer, principal                 February 10, 2005
----------------------- accounting officer,
Edward Gresko           principal financial
                        officer and director